EXHIBIT 99.1



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1995

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430




          A.  Full title of the plan:

                    REYNOLDS METALS COMPANY
                  SAVINGS AND INVESTMENT PLAN
                     FOR SALARIED EMPLOYEES


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003

                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

 Report of Independent Auditors..........................    F-1
 Statements of Net Assets Available for
   Plan Benefits, with Fund Information..................    F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information..............    F-4
 Notes to Financial Statements...........................    F-5

 Schedules:

 Assets Held for Investment Purposes....................     S-1
 Reportable Transactions................................     S-3


EXHIBITS

 Exhibit A    Consent of Independent Auditors

                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REYNOLDS METALS COMPANY
                                   SAVINGS AND INVESTMENT PLAN
                                   FOR SALARIED EMPLOYEES


                                   By:  Henry S. Savedge, Jr.

                                   Henry S. Savedge, Jr., Chairman
                                   Savings and Investment
                                   Plan Committee


DATE:  June 26, 1996

             Report of Ernst & Young LLP, Independent Auditors


Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company Savings and Investment Plan for Salaried Employees as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements are the responsibility of management of Reynolds Metals Company (the Plan's Sponsor). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable transactions for the year ended December 31, 1995, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Richmond, Virginia
June 21, 1996

                                                        Reynolds Metals Company
                                          Savings and Investment Plan for Salaried Employees
                              Statement of Net Assets Available for Plan Benefits, with Fund Information
                                                        (Dollars in Thousands)

                                                         December 31, 1995

                                                                               Fund Information
                                         -----------------------------------------------------------------------------------
                                                                                                                   Non-
                                                                                                                Participant
                                                                       Participant Directed                      Directed
                                         -----------------------------------------------------------------------------------
                                                                                              Small
                                                                                    Inter-   Capitali-
                                          Reynolds Diversified Balanced  Interest  national   zation             Reynolds
                                           Stock    Equities  Investment  Income   Equities  Equities    Loan     Stock
                                           Fund       Fund       Fund      Fund      Fund      Fund      Fund      Fund      Total
                                         -------------------------------------------------------------------------------------------
Assets
Investments:
  Common stock of Reynolds Metals
    Company
    2,742,237 shares (Cost $90,858)       $55,667                                                                $ 99,612  $155,279
  Mutual funds:                                 -                                                                       -
    Diversified Equities (Cost $37,532)         -    $51,994                                                            -    51,994
    Balanced (Cost $18,260)                     -          -    $20,230                                                 -    20,230
    International Equities (Cost $2,563)        -          -          -             $2,680                              -     2,680
    Small Capitalization (Cost $5,999)          -          -          -                  -    $6,358                    -     6,358
  Investment contracts                          -          -          -   $82,223        -         -                    -    82,223
  Cash equivalents                            772        280        112    13,193       25        34                1,335    15,751
  Loans to participants                         -          -          -         -        -         -    $10,602         -    10,602
                                        --------------------------------------------------------------------------------------------
Total investments                          56,439     52,274     20,342    95,416    2,705     6,392     10,602  $100,947   345,117


Accrued income                                348          -          -         -       66       297          -       622     1,333
Receivable from Executive Life
  Insurance Company                             -          -          -     3,066        -         -          -         -     3,066
                                        -------------------------------------------------------------------------------------------
Total assets                               56,787     52,274     20,342    98,482    2,771     6,689     10,602  $101,569   349,516
                                        -------------------------------------------------------------------------------------------


Liabilities
Payable to Reynolds Metals Company              -          -          -     3,066        -         -          -         -     3,066
Accounts payable and other                      -          -          -         -        -         -          -         -         -
                                        -------------------------------------------------------------------------------------------
Total liabilities                               -          -          -     3,066        -         -          -         -     3,066
                                        -------------------------------------------------------------------------------------------
Interfund receivable (payable)                  -          -          -         -        -         -          -         -         -
Net assets available for plan benefits    $56,787    $52,274    $20,342   $95,416   $2,771    $6,689    $10,602  $101,569  $346,450
                                        ===========================================================================================

See accompanying notes.

                                                        Reynolds Metals Company
                                          Savings and Investment Plan for Salaried Employees
                        Statement of Net Assets Available for Plan Benefits, with Fund Information (continued)
                                                        (Dollars in Thousands)

                                                         December 31, 1994

                                                             Fund Information
                                         --------------------------------------------------------------
                                                                                               Non-
                                                                                            Participant
                                                       Participant Directed                  Directed
                                         --------------------------------------------------------------




                                          Reynolds Diversified Balanced  Interest            Reynolds
                                           Stock    Equities  Investment  Income     Loan     Stock
                                           Fund       Fund       Fund      Fund      Fund      Fund      Total
                                         -----------------------------------------------------------------------
Assets
Investments:
  Common stock of Reynolds Metals
    Company
    2,623,523 shares (Cost $82,114)       $45,253                                            $83,300    $128,553
  Mutual funds:
    Diversified Equities (Cost $30,557)         -    $33,997                                       -      33,997
    Balanced (Cost $13,226)                     -          -    $12,888                            -      12,888
  Investment contracts                          -          -          -   $81,537                  -      81,537
  Cash equivalents                            973        171         95    12,282              1,438      14,959
  Loans to participants                         -          -          -         -   $9,926         -       9,926
                                        --------------------------------------------------------------------------
Total investments                          46,226     34,168     12,983    93,819    9,926    84,738     281,860


Accrued income                                232          -          -         -        -       428         660

Employer contributions receivable               -          -          -         -        -       256         256
Receivable from Executive Life
  Insurance Company                             -          -          -     5,795        -         -       5,795
                                        --------------------------------------------------------------------------
Total assets                               46,458     34,168     12,983    99,614    9,926    85,422     288,571
                                        --------------------------------------------------------------------------


Liabilities
Payable to Reynolds Metals Company              -          -          -     5,795        -         -       5,795
Accounts payable and other                      1          -          -         4        -         2           7
                                        --------------------------------------------------------------------------
Total liabilities                               1          -          -     5,799        -         2       5,802
                                        --------------------------------------------------------------------------
Interfund receivable (payable)                142         26         12      (180)       -         -           -
Net assets available for plan benefits    $46,599    $34,194    $12,995   $93,635   $9,926   $85,420    $282,769
                                        ==========================================================================

See accompanying notes.

                                                        Reynolds Metals Company
                                          Savings and Investment Plan for Salaried Employees
                         Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information
                                                        (Dollars in Thousands)

                                                         December 31, 1995

                                                                               Fund Information
                                         -----------------------------------------------------------------------------------
                                                                                                                   Non-
                                                                                                                Participant
                                                                       Participant Directed                      Directed
                                         -----------------------------------------------------------------------------------
                                                                                              Small
                                                                                    Inter-   Capitali-
                                          Reynolds Diversified Balanced  Interest  national   zation             Reynolds
                                           Stock    Equities  Investment  Income   Equities  Equities    Loan     Stock
                                           Fund       Fund       Fund      Fund      Fund      Fund      Fund      Fund      Total
                                         -------------------------------------------------------------------------------------------
Additions to net assets
  Investment income:
    Net realized and unrealized
      appreciation of investments         $ 8,598    $12,010    $ 3,218   $     -   $  139    $  472             $ 13,238   $37,675
  Interest and dividends                    1,216      1,070        693     5,959       66       297    $   836     2,175    12,312
                                        -------------------------------------------------------------------------------------------
                                            9,814     13,080      3,911     5,959      205       769        836    15,413    49,987
                                        -------------------------------------------------------------------------------------------
Contributions:
  Employer:
    Stock                                       -          -          -         -        -         -          -     3,834     3,834
    Cash                                        -          -          -         -        -         -          -     2,887     2,887
  Employee                                  4,926      5,093      2,856     5,976      622     1,029          -         -    20,502
                                        -------------------------------------------------------------------------------------------
                                            4,926      5,093      2,856     5,976      622     1,029          -     6,721    27,223

Assets transferred                            371        143        120       816       23        72         59         -     1,604
                                        -------------------------------------------------------------------------------------------
Total Additions                            15,111     18,316      6,887    12,751      850     1,870        895    22,134    78,814
                                        -------------------------------------------------------------------------------------------

Deductions from net assets:
  Withdrawals by participants               2,199      2,107        544     4,703        5        24        238     4,918    14,738
  Administrative expenses                      50         56         19       175        2         3          -        90       395
                                        -------------------------------------------------------------------------------------------
Total Deductions                            2,249      2,163        563     4,878        7        27        238     5,008    15,133
                                        -------------------------------------------------------------------------------------------

Interfund transfers                        (2,674)     1,927      1,023    (6,092)   1,928     4,846         19      (977)        -

Net increase                               10,188     18,080      7,347     1,781    2,771     6,689        676    16,149    63,681

Net assets available for plan benefits:

Beginning of year                          46,599     34,194     12,995    93,635        -         -      9,926    85,420   282,769
                                        -------------------------------------------------------------------------------------------
End of year                               $56,787    $52,274    $20,342   $95,416  $ 2,771   $ 6,689    $10,602  $101,569  $346,450
                                        ===========================================================================================

See accompanying notes.

                             Reynolds Metals Company
               Savings and Investment Plan for Salaried Employees

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995

1.  Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company Savings and Investment Plan for Salaried Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

Certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

2.  Summary of Significant Plan Provisions

The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. Plan participation is voluntary and, as of December 31, 1995, was limited to certain salaried employees who had completed 60 days of service.

A participant may contribute from 1% to 12% of compensation in any combination on a before or after tax basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

                             Reynolds Metals Company
               Savings and Investment Plan for Salaried Employees

                    Notes to Financial Statements (continued)

2.  Summary of Significant Plan Provisions (continued)

As of December 31, 1995, participants who receive a cash award under the Reynolds Metals Company Profit Sharing Program for Salaried Employees are also allowed to elect to contribute from 10% to 50% of any such award. In addition, participants eligible to receive gainsharing awards may elect to contribute from 10% to 50% of the award. Such contributions are not matched by Reynolds Metals Company (the "Company").

The Company contributes an amount equal to 50% of each participating employee's contribution up to 6% of compensation. The Company may also contribute up to an additional 50% of each participating employee's contribution up to 6% of compensation. The Company elected not to make an additional contribution for 1995 or 1994.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, all participants will be fully vested in their account balances.

A complete description of Plan provisions including those relating to vesting, withdrawals, loans and distributions is contained in the Summary Plan Description and the Plan document, copies of which are available from the Company.

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees which are paid by the Plan.

3.  Investments

Mutual Funds

Substantially all of the assets held in the Diversified Equities Fund and the Balanced Investment Fund generally are invested in the Vanguard Institutional Index Fund and the Vanguard STAR Fund, respectively, no-load mutual funds held and managed by The Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively, no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

                             Reynolds Metals Company
               Savings and Investment Plan for Salaried Employees

                    Notes to Financial Statements (continued)


3.  Investments (continued)

Investment Contracts

The assets held in the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at a fixed rate of return and structured investment contracts ("SICs") with various insurance companies and banks. These contracts generally provide for the full repayment of principal and interest. SIC's represent a diversified portfolio of high grade investments held in the name of the Plan in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return (based on the investment experience and reset quarterly) on the cost of the portfolio. Upon the occurrence of certain events (none of which are currently known to have occurred, nor are any such events contemplated), however, market value of the GIC or SIC, if lower than its book value, may be repaid. Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The annual rate of return on these contracts during 1995 and at December 31, 1995 was approximately 6.8% (7% in 1994). The fair value of the Plan's GICs approximates contract value.

In April 1991, Executive Life Insurance Company ("Executive Life"), the issuer of one of the guaranteed investment contracts then held by the Plan, was placed into conservatorship. The Company and the Plan entered into an agreement on August 1, 1991, whereby the Company was obligated to provide interest free loans to the Plan for any amounts due under the guaranteed investment contract which Executive Life failed to pay. As of December 31, 1995, the Company had advanced to the Plan $12,335, which represents all amounts due under this contract. The Plan is obligated to repay the loans to the extent amounts are subsequently recovered from or on behalf of Executive Life, and any remaining balance will be forgiven by the Company. As of December 31, 1995, the Plan has repaid $9,269 of the advanced amounts and has outstanding advances of $3,066.

On August 11, 1994, insurance regulators took control of Confederation Life Insurance Company ("Confederation Life"), the issuer of a guaranteed investment contract held at the time by the Interest Income Fund with a contract value of $5,198. As of August 11, 1994, interest accruals with respect to the contract ceased, and funds represented by the contract were frozen. Contributions made or transferred to the Interest Income Fund after August 11, 1994 are being invested in the remaining assets of the Interest Income Fund.

                             Reynolds Metals Company
               Savings and Investment Plan for Salaried Employees

                    Notes to Financial Statements (continued)


3.  Investments (continued)

Until further notice, no distribution or withdrawal made from the Plan will include amounts attributable to a participant's interest in the Confederation Life contract. There is no indication from the regulators when a final resolution of this matter might be announced and it is not possible to estimate how much of the contract value of this investment may be lost, if any, upon final resolution.

The SIC with Commonwealth Life Insurance Company for $23,765 held by the Plan constitutes the only individual investment contract in excess of five percent of net assets available for plan benefits on December 31, 1995.

During 1995 the Company acquired a manufacturing facility from Alcan Aluminum Corporation ("Alcan"). Former Alcan employees, who are now employed by the Company, transferred their account balances from Alcan's savings plan to the Plan. There was no effect on any participant's account balances as a result of the transfer.

4.  Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                     December 31,
                                                  1995        1994
                                               -----------------------
     Net assets available for benefits per
      the financial statements                  $346,450    $282,769

     Amounts allocated to withdrawn
      participants                                   280       1,277
                                               -----------------------
     Net assets available for benefits per
      the Form 5500                             $346,170    $281,492
                                               =======================

                             Reynolds Metals Company
               Savings and Investment Plan for Salaried Employees

                    Notes to Financial Statements (continued)


4.  Differences Between Financial Statements and  Form  5500
(continued)

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                  Year Ended
                                                                 December 31,
                                                                     1995
                                                                --------------
   Benefits paid to participants per the financial statements       $14,738
   Add:  Amounts allocated on Form 5500 to withdrawn
    participants in the current year                                    280
   Less:  Amounts allocated on Form 5500 to withdrawn
    participants in the prior year                                   (1,277)
                                                                --------------
   Benefits paid to participants per the Form 5500                  $13,741
                                                                ==============


5.  Income Taxes

The Internal Revenue Service has determined that the Plan qualifies under
Section 401(a) of the Internal Revenue Code (the "Code"). As long as the Plan continues to be qualified, under present Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or on any capital gains realized by it or on any unrealized appreciation of investments.

                          Schedules

                                         Reynolds Metals Company
                          Savings and Investment Plan for Salaried Employees

                            Schedule of Assets Held for Investment Purposes
                                            December 31, 1995
                                          (Dollars in Thousands)

           Issuer                               Description                 Cost           Fair Value
- ----------------------------------------  --------------------------   ---------------   ------------
Common Stock
 Reynolds Metals Company*                   2,742,237 shares               $90,858          $155,279

Mutual Funds
 Vanguard Institutional Index Fund          897,574 shares                  37,532            51,994
 Vanguard STAR Fund                         1,346,938 shares                18,260            20,230
 T. Rowe Price Foreign Equity Fund          188,654 shares                   2,563             2,680
 T. Rowe Price Small-Cap Value Fund         384,673 shares                   5,999             6,358


Cash Equivalents
 Northern Trust Collective Short Term       Short-term Investments           15,751            15,751
  Investment Fund

Structured Investment Contracts
 Commonwealth Life Insurance Company        ADA00019TR Structured
                                            Investment Contract,
                                            6.53%
                                            Investment Portfolio            23,765            24,009
                                            Wrap Contract                        -              (244)

 Bankers Trust Company                      92-340 Structured
                                            Investment Contract,
                                            7.88%, 1/15/96
                                            Investment Portfolio               166               166
                                            Wrap Contract                        -                 -

 Bankers Trust Company                      92-389 Structured
                                            Investment Contract,
                                            5.82%, 4/15/98
                                            Investment Portfolio             6,048             6,025
                                            Wrap Contract                        -                23

 National Westminster Bank Plc              SAM 129 Structured
                                            Investment Contract,
                                            7.17%, 11/20/98
                                            Investment Portfolio            10,110            10,354
                                            Wrap Contract                        -              (244)

 National Westminster Bank Plc              SAM 129B Structured
                                            Investment Contract,
                                            5.65%, 7/15/99
                                            Investment Portfolio             6,941             6,882
                                            Wrap Contract                        -                59

Loans
 Loans to participants*                     Generally repayable in
                                            5 years, prime rate plus 1%     10,602             10,602

* Indicates party-in-interest to the Plan.



                                            Reynolds Metals Company
                             Savings and Investment Plan for Salaried Employees

                         Schedule of Assets Held for Investment Purposes (continued)


                                             (Dollars in Thousands)

                                                                                            Contract
           Issuer                               Description                 Cost             Value
- ----------------------------------------  --------------------------   ---------------   ------------
Investment Contracts - Insurance Companies

 Business Men's Assurance Company              1136 Guaranteed
                                               Investment Contract,
                                               5.20%, 1/22/97                 5,048             5,048

 The Prudential Insurance Company of America   GIC-5925 Guaranteed
                                               Investment Contract,
                                               8.75%, 1/2/96                  2,059             2,059

 Life of Virginia Insurance Company            GS-2786 Guaranteed
                                               Investment Contract,
                                               6.38%, 7/31/97                 6,228             6,228

 Commonwealth Life Insurance Company           ADA00307FR Guaranteed
                                               Investment Contract,
                                               9.91%, 7/15/96                 8,401             8,401

 Confederation Life Insurance Company          62447 Guaranteed
                                               Investment Contract,
                                               8.55%, 4/10/96                 5,198             5,198

 Protective Life Insurance Company             GA-1022 Guaranteed
                                               Investment Contract,
                                               6.84%, 10/30/97                2,023             2,023

 Ohio National Life Insurance Company          GA-5143 Guaranteed
                                               Investment Contract,
                                               9.16%, 3/21/96                4,847              4,847

 Commonwealth Life Insurance Company           ADA00292ST Group
                                               Annuity Contract, 5.98%        1,389              1,389

                                                                       ---------------   -------------
                                                                            263,788            345,117
                                                                       ===============   =============



                                         Reynolds Metals Company
                           Savings and Investment Plan for Salaried Employees

                                    Schedule of Reportable Transactions

                                        Year ended December 31, 1995

                                           (Dollars in Thousands)

                                     Number of              Number of                 Net Gain
    Description of Assets            Purchases     Cost       Sales     Proceeds       (Loss)
- ------------------------------      -----------  ---------  ---------  ----------   ----------

Category (iii) - Series of Transactions in Excess of 5% of Plan Assets
- ----------------------------------------------------------------------
Northern Trust Collective Short         327       $87,744      410       $87,108       $  0
Term Investment Fund

Reynolds Metals Company                  12        10,827        6         8,563      3,853
Common Stock

MFO Vanguard Institutional              142        10,564      115         4,419        830
Index Fund


There were no Category (i), (ii), or (iv) reportable transactions during 1995.



                       INDEX TO EXHIBITS



Exhibit A     Consent of Independent Auditors

                                                        EXHIBIT A

                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees and in the related Prospectus of our report dated June 21, 1996, with respect to the financial statements and schedules of the Reynolds Metals Company Savings and Investment Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                        Ernst & Young LLP



Richmond, Virginia
June 21, 1996